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Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1996-1
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Sum of 1/15/97 - 12/15/97


Distribution Dates

Ending Pool Principal Balance
3,965,949,127.56
Series 1996-1 Participation Invested Amount
568,703,793.21
Seller Amount
59,902,453.90
Remittances on the Participation
189,701,007.25
Optimum Monthly Principal
144,613,373.92
Accelerated Principal Payment
1,612,468.75
Ending Class A Note Security Balance
364,025,087.98
Ending Class B Note Security Balance
136,244,640.00
Ending Certificate Security Balance
25,455,360.00
Ending Overcollateralization Amount
42,978,705.24
Ending Class A Adjusted Balance
364,025,087.98
Ending Class B Adjusted Balance
136,244,640.00
Ending Certficate  Adjusted Balance
25,455,360.00
Ending Overcollateralization Amount
42,978,705.24
Class A Interest Paid
25,980,282.99
Class B Interest Paid
8,555,138.57
Certificate Yield Paid
1,701,357.92
Class A Unpaid Interest
     0.00
Class B Unpaid Interest
     0.00
Cetificate Unpaid Yield
     0.00
Class A Principal Paid
146,225,842.66
Class B Principal Paid
     0.00
Certificate  Principal Paid
     0.00
OC Principal Paid
     0.00
Total Charge-Offs:
     0.00
Interest paid per $1,000 Class A
    40.70
Principal paid per $1,000 Class A
   229.05
Interest paid per $1,000 Class B
    62.79
Interest paid per $1,000 Class B
     0.00
Yield Paid per $1000 Certificate
    66.84
Principal Paid per $1000 Certificate
     0.00